As filed with the Securities and Exchange Commission on December 21, 2017

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CUE BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	47-3324577
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

675 W. Kendall St.

Cambridge, MA 02142

(617) 949-2680

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel R. Passeri

Chief Executive Officer

Cue Biopharma, Inc.

675 W. Kendall St.

Cambridge, MA 02142

(617) 949-2680

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark R. Busch K&L Gates LLP 214 North Tryon St., 47th Floor Charlotte, North Carolina 28202 Telephone: (704) 331-7440 Fax: (704) 353-3694	Kevin K. Leung LKP Global Law, LLP 1901 Avenue of the Stars, Suite 480 Los Angeles, California 90067 Telephone: (424) 239-1890 Fax: (424) 239-1992

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-220550

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock(3)	$10,000,000	$1,245.00
Underwriter Warrant(4)	$—	$—
Shares of Common Stock Underlying Underwriter Warrant	$1,250,000	$155.63
Total(5)	$11,250,000	$1,400.63

(1)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-220550).

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes the offering price of the units that the underwriters have the option to purchase to cover over-allotments, if any.

(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares of common stock of the registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(4)	No registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(5)	The Registrant previously paid filing fees of $8,403.75 in connection with previous filings of its Registration Statement on Form S-1, as amended (File No. 333-220550).

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (the “462(b) Registration Statement”) is being filed by Cue Biopharma, Inc. (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and relates to the public offering (the “Offering”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), contemplated by the Registration Statement on Form S-1 (File No. 333-220550) (the “Prior Registration Statement”), which was initially filed on September 21, 2017, and which, as amended, was declared effective by the Securities and Exchange Commission on December 14, 2017. This 462(b) Registration Statement covers the registration of up to 1,333,333 shares of Common Stock to be sold to the public in the Offering and 133,333 shares of Common Stock underlying a warrant to purchase Common Stock granted to MDB Capital Group, LLC, an underwriter in the Offering, in an amount up to 10% of the shares of Common Stock sold to the Offering. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are hereby incorporated by reference into this 462(b) Registration Statement. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on this 21st day of December, 2017.

Cue Biopharma, Inc.

/s/ Daniel R. Passeri
Daniel R. Passeri
Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: December 21, 2017	/s/ Daniel R. Passeri
Daniel R. Passeri
Chief Executive Officer and Director
(Principal Executive Officer)

Dated: December 21, 2017	/s/ Gary Schuman
Gary Schuman
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: December 21, 2017	/s/ ***
Anthony DiGiandomenico, Director

Dated: December 21, 2017	/s/ ***
Cameron Gray, Director

Dated: December 21, 2017	/s/ ***
Peter A. Kiener, Director

Dated: December 21, 2017	/s/ ***
Steven McKnight, Director

Dated: December 21, 2017	/s/ ***
Christopher Marlett, Director

Dated: December 21, 2017	/s/ ***
Barry Simon, Director

***	By:	/s/ Daniel R. Passeri
Daniel R. Passeri
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Document
5.1	Opinion of K&L Gates LLP
23.1	Consent of Gumbiner Savett Inc., Independent Registered Public Accounting Firm
23.2	Consent of K&L Gates LLP (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-220550)